UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K/A

(Amendment No. 1)

_________________________________

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2007 (October 3, 2007)

CBD Media LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-107783 (Commission File Number)	02-0553288 (IRS Employer Identification No.)

312 Plum Street, Suite 900, Cincinnati, Ohio (Address of principal executive offices)	45202 (Zip Code)

513-397-6794

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the “Report”) amends the Form 8-K filed with the SEC on October 5, 2007.  This Report is being filed to correct a typographical error that inadvertently identified the extended expiration date as October 18, 2007 in the body of Item 7.01 rather than October 11, 2007, as correctly stated in the press release attached as an exhibit to the original Form 8-K.  Excluding this change, the disclosure remains the same.  This Report amends and restates the information in Item 7.01 in its entirety.

Item 7.01

Regulation FD Disclosure.

On October 3, 2007, CBD Media Holdings LLC, the parent of CBD Media LLC, announced that it is extending the expiration date of its previously announced cash tender offer and consent solicitation for CBD Media LLC’s 8.625% Senior Subordinated Notes due 2011.  The tender offer and related consent solicitation was initially scheduled to expire at 12:00 midnight, New York City time, on October 9, 2007.  The expiration date has been extended to 12:00 midnight, New York City time, on October 11, 2007 (as such date and time may be further extended or earlier terminated, the “Expiration Date”).  A copy of the press release related to such announcement is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibit

Exhibit No.	Description
99.1	Press release dated October 3, 2007*

*

The press release was previously filed with the Company’s Current Report on Form 8-K, which was filed with the SEC on October 5, 2007, and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant, CBD Media LLC, has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  October 9, 2007

CBD MEDIA LLC

By: /s/ Douglas A. Myers

     Name:  Douglas A. Myers

     Title:   President and Chief Executive Officer